Oculis Holding AG
Bahnhofstrasse 20
6300 Zug

VISCHER Ltd

Basel

Aeschenvorstadt 4
P.O. Box

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Zurich

Schützengasse 1

P.O. Box

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Geneva

Esplanade de Pont-Rouge 9C

P.O. Box

CH-1200 Geneva

Switzerland

Tel +41 58 211 35 00

Civil Law Notaries in
Basel-City and Baselland4 March 2026

Oculis Holding AG – Registration Statement on Form F-3

Dear Sir or Madam,

We have acted as special Swiss counsel to Oculis Holding AG (the "Company"), a company incorporated under the laws of the Switzerland, in connection with the Company's registration statement on Form F-3 (the "Registration Statement"), including a base prospectus (the "Base Prospectus") and a sales agreement prospectus (the "Sales Agreement Prospectus", and together with the Base Prospectus, the "Prospectuses"), as amended or supplemented, to be filed with the United States Securities and Exchange Commission (the "SEC") with respect to (a) the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an unspecified aggregate principal amount of certain securities, including (i) registered shares of the Company, each with a nominal value of CHF 0.01 (the "Ordinary Shares"), (ii) debt securities of the Company (the "Debt Securities"), (iii) warrants of the Company (the "Warrants") and (iv) units of the Company (the "Units", and together with the Ordinary Shares, Debt Securities and Warrants, the "Offered Securities") and (b) the offering, issuance and sale by the Company of Ordinary Shares, issued or to be issued out of existing conditional share capital and/or existing capital band (Kapitalband), or as the case may be, out of any future conditional capital and/or capital band (Kapitalband) if and when validly adopted and approved by the Company’s general meeting of shareholders, for an aggregate offering price of up to USD 100'000'000 (the "Offered Shares").

4 March 2026 2

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.
Basis of opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Documents"):

a)
an electronic copy of the Registration Statement, including the Prospectuses;
b)
an electronic copy of a certified extract from the Commercial Register of the Canton of Zug (the "Commercial Register") dated 3 March 2026 regarding the Company (the "Register Extract");
c)
the articles of association (Statuten) of the Company dated 2 March 2026, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the "Articles of Association"); and
d)
an electronic copy of the written resolution of the Company's board of directors, dated as of 25/26/27 February 2026, approving, among other things, (i) the filing of the Prospectuses with the SEC and (ii) the issuance, offering and sale of the Offered Shares (the "Board Resolutions").

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

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II.
Assumptions

In rendering the opinion below, we have assumed the following:

a)
all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
b)
all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs;
c)
to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
d)
the Board Resolutions have been duly resolved by circular resolutions duly executed and have not been rescinded or amended and are in full force and effect;
e)
in relation to the Company, there have been no changes of the Articles of Association or their respective registration in the Commercial Register or compared to the Articles of Association in the form examined by us;
f)
the Registration Statement including the Prospectuses have been filed by the Company;
g)
all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement and the Prospectuses or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectuses have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied; and
h)
(i) the number of Ordinary Shares will not exceed the number of registered shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) prior to the offering and sale of any Offered Securities, the Registration Statement will have become effective, and (iii) the issuance of and payment for the Offered Securities will be made in accordance with the Articles of Association (as may be amended from time to time), the Registration Statement, the Prospectuses and Swiss law;

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i)
prior to the issuance, offering and sale of any Offered Securities, the board of directors of the Company will have duly authorized the issuance, offering and sale of such Offered Securities and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Offered Securities as contemplated in the Registration Statement, the Prospectuses, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Offered Securities;
j)
the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations (the "CO"), a set-off against a claim (Verrechnung) without complying with the formal procedure set forth in article 634a CO, or a conversion of equity surplus (Umwandlung von frei verwendbarem Eigenkapital) without complying with the formal procedure set forth in article 652d CO; and
k)
there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.
III.
Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Ordinary Shares, any Ordinary Shares to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any of the Offered Securities, and the Offered Shares, if and when issued and paid for pursuant to the Articles of Association, the underlying contractual arrangements and Swiss law – in particular after the issue price for such Ordinary Shares has been paid-in in accordance with the Articles of Association, the underlying contractual arrangements and Swiss law and upon registration of the corresponding share capital increase with the Commercial Register of the Canton of Zug – and if and when such Ordinary Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

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IV.
Qualifications

This opinion is subject to the following qualifications:

a)
This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.
b)
The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.
c)
We express no opinion as to whether the Registration Statement or the Prospectuses are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion as to whether the Registration Statement and the Prospectuses provide sufficient information for investors to reach an informed assessment of the Company and the Offered Securities.
d)
Notwithstanding or irrespective of registration of the capital increase with respect to the Ordinary Shares out of the capital band (Kapitalband) reserved for the issuance of Offered Securities, with the Commercial Register, the Board Resolutions or related resolutions of the general meeting may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that such challenge of the Board Resolutions or related resolutions of the general meeting after registration of the Ordinary Shares with the Commercial Register, even if successful, would not in itself void such Offered Securities.
e)
The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express in this opinion no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-3 filed on the date hereof and to the incorporation by reference of this opinion in the Registration Statement, as amended, and further consent to the reference to our name under the captions "Legal Matters" and "Service of Process and Enforceability of Civil Liabilities under U.S. Securities Laws" in the Prospectuses. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

[signature page follows]

4 March 2026 7

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin____
Dr. Matthias Staehelin